As filed with the Securities and Exchange Commission on March 16, 2001

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933

                           HEMISPHERX BIOPHARMA, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                       5417                     52-0845822
(State or other jurisdiction  (Primary Standard Industrial   (I.R.S. Employer
  of incorporation or          Classification Code Number)   Identification No.)
  organization)

                               1617 JFK Boulevard
                        Philadelphia, Pennsylvania 19103
                                 (215) 988-0080
    (Address and Telephone Number of Registrant's Principal Executive Office)
                                   (Zip Code)

              1990 AMENDED AND RESTATED EMPLOYEE STOCK OPTION PLAN
                        (460,798 shares of Common Stock)

             1992 AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
                         (92,160 shares of Common Stock)

             1993 AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
                        (138,240 shares of Common Stock)

                            (full title of the plans)

                William A. Carter, M.D., Chief Executive Officer
                           Hemispherx Biopharma, Inc.
                               1617 JFK Boulevard
                        Philadelphia, Pennsylvania 19103
                                 (215) 988-0080

  (Name, Address & Telephone number, including area code, of agent for service)

                                   ----------
                                   Copies to:

                               Gary W. Mair, Esq.
                       Silverman, Collura & Chernis, P.C.
                       381 Park Avenue South - Suite 1601
                            New York, New York 10016
                                 (212) 779-8600

                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of Each Class   Amount to be     Proposed        Proposed     Amount of
of Securities to      Registered(4)    Offering        Aggregate    Registration
be Registered                          Price Per       Offering     Fee(2)
                                       Share(1)        Price
--------------------------------------------------------------------------------
Shares of Common
Stock, $.001
par value                  691,198       $4.40        $3,041,271      $760

================================================================================
Total Registration
Fee                                                                    $760

================================================================================

(1) Estimated solely for the purpose of computing the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act by multiplying (1) 691,198, the maximum number of shares of common stock of the Registrant to be issued pursuant to the exercise of options granted under the Hemispherx Biopharma, Inc. 1990, 1992 and 1993 Employee Stock Purchase Plans, by (2) $4.40, the average of the bid and asked prices of the shares of common stock of the Registrant reported on the American Stock Exchange on March 12, 2001.

(2) The registration fee has been calculated pursuant to Rules 457(c)and 457(h) of the Securities Act by multiplying (1) $3,041,271, the proposed maximum aggregate offering price by (2) .00025.

(3) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Hemispherx Biopharma, Inc. 1991, 1992 and 1993 Employee Stock Purchase Plans described in this registration statement. Plus such additional number of shares as may be required in the event of a stock dividend, stock split, recapitalization or other similar event in accordance with Rule 416(a) of the Securities Act of 1933.

(4) Represents the maximum number of shares of Common Stock issuable upon exercise of options granted or to be granted under the Hemispherx Biopharma, Inc. 1991, 1992 and 1993 Stock Purchase Plans.

                                     PART I

                                Plan Information.

Item 1.

      This Form S-8 relates to 691,198 shares of common stock, par value $.001 per share, of Hemispherx Biopharma, Inc., which may be issued upon the exercise of options granted under the Hemispherx Biopharma, Inc. 1990, 1992 and 1993 Employee Stock Purchase Plans.

      The documents containing information required in the Section 10(a) prospectus specified in Part 1 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part 2 of this form taken together constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act of 1933, as amended.

       Registrant Information And Stock Purchase Plan Annual Information.

Item 2.

      We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the Commission's public reference rooms in Washington, D.C., New York, NY and Chicago, IL. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Commission filings are also available to the public from the Commission's web site at http://www.sec.gov. The Commission allows us to "incorporate by reference" information into this registration statement, which means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be part of this registration statement, and later information that we file with the Commission will automatically update this registration statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                    Incorporation Of Documents By Reference.

Item 3.

      We incorporate by reference the following documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering:

      1. A description of our common stock contained in our registration statement on Form S-1, File No. 333-08941, and any amendment or report filed for the purpose of updating this description filed subsequent to the date of this prospectus and prior to the termination of this offering;

      2. our annual report on Form 10-K/A for our fiscal year ended December 31, 1999 (File No. 0-27072 and filing date of March 29, 2000);

      3. our quarterly report on Form 10-Q for the quarterly period ended March 31, 2000 (File No. 0-27072 and filing date of May 5, 2000);

      4. our current report on Form 8-K filed with the SEC on May 11, 2000, for the event of May 3, 2000, (File No. 0-27072);

      5. our current report on Form 8-K filed with the SEC on May 22, 2000, for the event of May 3, 2000, (File No. 0-27072);

      6. our current report on Form 8-K filed with the SEC on June 6, 2000, for the event of May 3, 2000, (File No. 0-27072);

      7. our current report on Form 8-K filed with the SEC on July 12, 2000, for the event of May 3, 2000, (File No. 0-27072);

      8. our current report on Form 8-K filed with the SEC on July 13, 2000, for the event of May 3, 2000, (File No. 0-27072);

      9. our proxy statement on schedule 14A for the 2000 annual meeting (File No. 0-27072 and filing date of July 13, 2000); and

      10. quarterly report on Form 10-Q for the quarterly period ended June 30, 2000 (File No. 0-27072) and filing date of August 14, 2000.

      11. quarterly report on Form 10-Q for the quarterly period ended September 30, 2000, (File No. 0-27072) and filing date of November 14, 2000.

      All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement, which indicates that all securities offered hereunder have been sold, or which de-registers all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

      You should rely only on the information incorporated by reference or provided in this registration statement or any supplement. We have not authorized anyone else to provide you with different information. We and the selling stockholders will not make offers of these shares in any state where the offer is not permitted. You should not assume that the information in this registration statement or any supplement is accurate as of any date other than the date on the front of those documents.

      Any statement contained in a document or incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part or this registrations statement. All information in this registration statement is qualified in its entirety by the information and financial statements (including the notes thereto).

      You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: Hemispherx Biopharma, Inc., 1617 JFK Boulevard, Philadelphia, Pennsylvania 19103, telephone number (215) 988-0080.

                            Description of Securities

Item 4.

Not Applicable.

                     Interests of named experts and counsel.

Item 5.

      The legality of the shares offered hereby has been passed upon for the Company by Silverman, Collura & Chernis, P.C., 381 Park Avenue South, New York, New York 10016.

                   Indemnification of directors and officers.

Item 6.

      Section 145(a) of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

      Section 145(b) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

      Section 145 further provides that (i) to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith, (ii) indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled, and (iii) the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

      Section 102(b)(7) of the General Corporation Law provides that a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders may eliminate or limit personal liability of the members of its board of directors or governing body for breach of a director's fiduciary duty. However, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty. Our charter contains such a provision.

      Our charter further provides that we shall indemnify our officers and directors and, to the extent authorized by the board of directors, employees and agents of ours to the fullest extent permitted by and in the manner permissible under the laws of the State of Delaware.

      Our directors' and officers' liability insurance policy is designed to reimburse us for payments made by us pursuant to the foregoing indemnification.

      This summary is subject to the General Corporation Law of the State of Delaware, our charter and the by-laws and the agreements referred to above.

                       Exemption from Registration Claimed

Item 7.

Not applicable.

                                    Exhibits

Item 8.

Unless  otherwise  noted the  following  exhibits have been filed with this Form
S-8.

4.1 1990 Employee Stock Option Plan

4.2 1992 Employee Stock Purchase Plan

4.3 1993 Employee Stock Purchase Plan

5.1 Opinion of Silverman, Collura & Chernis, P.C.

23.1 Consent of Silverman, Collura & Chernis, P.C. to be named in the Registration Statement. Reference is made to Exhibit 5.1 to this Registration Statement which includes such consent.

23.2 Consent of KPMG, LLP.

                                  Undertakings

Item 9.

(a) The undersigned registrant hereby undertakes;

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement;

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement;

      Provided however that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Philadelphia state of Pennsylvania, on this 13th day of March, 2001.

                                            HEMISPHERX BIOPHARMA, INC.

                                       By:  /s/ William A. Carter
                                            ---------------------
                                            William A. Carter, President and CEO

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William A. Carter his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the registration statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature                              Title                           Date
---------                              -----                           ----

/s/ William A. Carter         Principal Executive Officer         March 9, 2001
-----------------------       and Chairman of the Board
William A. Carter, M.D.       and as Power of Attorney
                              for Members of the Board

/s/ Robert E. Peterson        Principal Financial Officer and     March 9, 2001
-----------------------       Principal Accounting Officer
Robert E. Peterson

/s/ Richard C. Piani          Director                            March_12, 2001
-----------------------
Richard C. Piani

/s/ Ransom W. Etheridge       Director                            March 9, 2001
-----------------------
Ransom W. Etheridge

/s/ William Mitchell          Director                            March 12, 2001
-----------------------
William Mitchell

                                Index to Exhibits

Unless  otherwise  noted the  following  exhibits have been filed with this Form
S-8.

4.1 1990 Amended and Restated Employee Stock Option Plan

4.2 1992 Amended and Restated Employee Stock Purchase Plan

4.3 1993 Amended and Restated Employee Stock Purchase Plan

5.1 Opinion of Silverman, Collura & Chernis, P.C.

23.1 Consent of Silverman, Collura & Chernis, P.C. to be named in the Registration Statement. Reference is made to Exhibit 5.1 to this Registration Statement which includes such consent.

23.2 Consent of KPMG, LLP.